UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

Arena Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-31161	23-2908305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6154 Nancy Ridge Drive, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 453-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2018, Arena and United Therapeutics Corporation (“United Therapeutics”) entered into an exclusive license agreement (the “License Agreement”), pursuant to which Arena will grant United Therapeutics exclusive rights throughout the universe to develop, manufacture and commercialize any formulation of the compound ralinepag (the “Compound”) and any pharmaceutical product containing the Compound as an active ingredient (each a “Product”). At the closing of the transaction, Arena will also transfer to United Therapeutics certain other assets relating to the Compound, including, among others, related domain names and trademarks, permits, certain contracts, inventory, regulatory documentation, IND No. 109021 (relating to ralinepag) (the “IND”) and non-clinical, pre-clinical and clinical trial data. United Therapeutics has agreed to assume certain limited liabilities, including, among others, all post-closing obligations under assumed contracts and the IND. No Arena employees are expected to be transferred in connection with the proposed transaction.

Under the terms of the License Agreement, Arena will receive an upfront payment of $800 million at the closing of the transaction, Arena will be eligible to receive a payment of $150 million upon first marketing approval of ralinepag in a major non-U.S. market, and Arena will be eligible to receive a payment of $250 million upon U.S. marketing approval of an inhaled formulation of ralinepag. In addition, Arena will be entitled to receive low double-digit, tiered royalties on net sales of Products, subject to certain adjustments for third party license payments. In addition, if the closing of the transaction occurs after December 1, 2018, United Therapeutics will pay Arena, at closing, an additional amount based on the number of months lapsed between December 1, 2018 and closing and the achievement of certain agreed upon clinical goals relating to the Compound. Arena expects a significant portion of the taxable gain that would otherwise be triggered by the upfront payment will be offset by Arena’s net operating losses.

The closing of the transaction is conditioned, among other things, upon the accuracy of the parties’ representations and warranties, the parties’ performance of and compliance with covenants in the License Agreement, expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”), receipt of customary ancillary agreements and the absence of any continuing material adverse effect. The License Agreement contains various representations and warranties of Arena and United Therapeutics, and various covenants of the parties, including covenants to cooperate in seeking regulatory approvals, as well as Arena’s agreement not to compete, during the period in which royalties are payable (or during the five-year period following the closing if Arena is subject to a change of control transaction) in the development of a prostacyclin to treat pulmonary hypertension (“PH”). The Agreement does not contain a covenant obligating United Therapeutics to use any particular efforts to develop or commercialize any Product. Arena has also agreed to grant United Therapeutics, for a period of six years following the closing, certain rights to negotiate for potential access to future compounds developed by Arena for the treatment, prevention or amelioration of PH. Subject to certain exceptions and other provisions, each party has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants, certain liabilities and certain other matters.

The License Agreement may be terminated (i) by mutual written consent, (ii) by either party if the closing of the transaction has not taken place within 180 days of the execution of the License Agreement (subject to a 90 day extension if the HSR Act closing condition remains unsatisfied), (iii) by either party if a governmental or regulatory authority issues a non-appealable order prohibiting the transaction, (iv) by United Therapeutics if a governmental or regulatory authority enacts a non-appealable action or order that would prohibit United Therapeutics’ ownership of any material portion of the transferred or licensed assets and (v) by either party in the event that the other party’s material breach of any representation, warranty, covenant or agreement such that the applicable closing condition would not be satisfied (subject to a right to cure).

The foregoing description of the License Agreement and transactions thereunder is only a summary and is qualified in its entirety by reference to the License Agreement, a copy of which, subject to any applicable confidential treatment, is expected to be filed as an exhibit to Arena’s annual report on Form 10-K for the year ended December 31, 2018.

The representations, warranties and covenants contained in the License Agreement were made only for the purposes of the License Agreement, were made as of specific dates, were made solely for the benefit of the parties to the License Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the rights and relationships among the parties to the License Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the License Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s stockholders. In reviewing the representations, warranties and covenants contained in the License Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the License Agreement to be characterizations of the actual state of facts or conditions of Arena or ralinepag. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the License Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants in the License Agreement, or any descriptions of those provisions, should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Arena publicly files with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements may be identified by introductory words such as “in development for,” “evaluating,” “estimate,” “will”, “anticipate,” “project”, “forecast”, “intend”, “suggesting,” “belief,” “can,” “potential,” “look forward to,” “may,” “progress towards,” “intended for,” "potentially," “focused on,” “expect,” “evaluating,” or words of similar meaning, or by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements include, without limitation, statements regarding the License Agreement, the anticipated Closing, the upfront, milestone and royalty consideration payable to Arena, and Arena’s ability to use net operating losses to offset otherwise taxable gain on such consideration. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include the following: the parties may not be able to satisfy the required conditions to closing and consummate the proposed transactions under the License Agreement when expected, or at all; competing alternative therapies that are currently on the market or under development may adversely impact the commercial potential of the Product, which could materially adversely affect the milestone and royalty payments payable to Arena under the License Agreement; United Therapeutics may not be successful in obtaining regulatory approval for the Product; unanticipated delays, cessation or failures of clinical trials and preclinical studies relating to the Product; enrolling patients in ongoing and intended clinical trials of ralinepag is competitive and challenging; risks related to developing and commercializing drugs; and satisfactory resolution of litigation or other disagreements with others. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our filings with the Securities and Exchange Commission (SEC), including but not limited to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements represent our judgment as of the time of this report. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 15, 2018	Arena Pharmaceuticals, Inc.

	By:	/s/ Amit D. Munshi
Amit D. Munshi
President and Chief Executive Officer